UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 22, 2019

Newmont Goldcorp Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exchange Offers

On April 22, 2019, Newmont Goldcorp Corporation, a Delaware corporation (“Newmont Goldcorp”), settled the previously announced offers to exchange (the “Exchange Offers”) (i) any and all of the 3.625% Notes due 2021 (the “Existing Goldcorp 3.625% 2021 Notes”) issued by Goldcorp Inc. (“Goldcorp”) for up to an aggregate principal amount of $550.0 million new 3.625% Notes due 2021 issued by Newmont Goldcorp (the “New Newmont 3.625% 2021 Notes”) and cash, (ii) any and all of the 3.700% Notes due 2023 (the “Existing Goldcorp 3.700% 2023 Notes”) issued by Goldcorp for up to an aggregate principal amount of $1,000.0 million new 3.700% Notes due 2023 issued by Newmont Goldcorp (the “New Newmont 3.700% 2023 Notes”) and cash and (iii) any and all of the 5.450% Notes due 2044 (the “Existing Goldcorp 5.450% 2044 Notes” and, together with the Existing Goldcorp 3.625% 2021 Notes and the Existing Goldcorp 3.700% 2023 Notes, the “Existing Goldcorp Notes”) issued by Goldcorp for up to an aggregate principal amount of $450.0 million new 5.450% Notes due 2044 issued by Newmont Goldcorp (the “New Newmont 5.450% 2044 Notes” and, together with the New Newmont 3.625% 2021 Notes and the New Newmont 3.700% 2023 Notes, the “New Newmont Notes”) and cash.

The Exchange Offers were made in connection with the business combination between Newmont and Goldcorp pursuant to the Arrangement Agreement, dated as of January 14, 2019, as amended as of February 19, 2019, as further amended, supplemented or otherwise modified from time to time, pursuant to which Newmont Goldcorp acquired all of the outstanding common shares of Goldcorp in exchange for newly issued shares of Newmont Goldcorp’s common stock and cash consideration and Goldcorp became a wholly-owned subsidiary of Newmont Goldcorp (the “Arrangement”). The Arrangement closed on April 18, 2019.

New Newmont Notes

Pursuant to the Exchange Offers, Newmont Goldcorp issued approximately (i) $472,434,000 in aggregate principal amount of the New Newmont 3.625% 2021 Notes, (ii) $810,243,000 in aggregate principal amount of the New Newmont 3.700% 2023 Notes and (iii) $443,639,000 in aggregate principal amount of the New Newmont 5.450% 2044 Notes.

The New Newmont Notes of each series were issued pursuant to the indenture, dated as of April 22, 2019 (as amended, supplemented or modified from time to time, the “Indenture”), by and among Newmont Goldcorp, Newmont USA Limited, a Delaware corporation and a wholly-owned subsidiary of Newmont Goldcorp (the “Subsidiary Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as trustee. The New Newmont 3.625% 2021 Notes mature on June 9, 2021 and bear interest at a rate of 3.625% per annum, payable semi-annually in arrears on June 9 and December 9 of each year, commencing on June 9, 2019. The New Newmont 3.700% 2023 Notes mature on March 15, 2023 and bear interest at a rate of 3.700% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2019. The New Newmont 5.450% 2044 Notes mature on June 9, 2044 and bear interest at a rate of 5.450% per annum, payable semi-annually in arrears on June 9 and December 9 of each year, commencing on June 9, 2019.

The New Newmont Notes are senior unsecured obligations of Newmont Goldcorp. The New Newmont Notes are guaranteed on a senior unsecured basis by the Subsidiary Guarantor.

The New Newmont Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws and, therefore, the New Newmont Notes may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws or applicable foreign securities laws.

The foregoing description of the Indenture and the terms thereof does not purport to be complete and is qualified in its entirety by reference to the Indenture, attached hereto as Exhibit 4.1 and incorporated by reference herein. The forms of the New Newmont 3.625% 2021 Notes, the New Newmont 3.700% 2023 Notes and the New Newmont 5.450% 2044 Notes, which are included as part of the Indenture, are filed as Exhibits 4.2, 4.3 and 4.4, respectively, and are incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the New Newmont Notes, Newmont Goldcorp also entered into the registration rights agreement, dated as of April 22, 2019 (as amended, supplemented or modified from time to time, the “Registration Rights Agreement”), by and among Newmont Goldcorp, the Subsidiary Guarantor and each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as dealer managers. Pursuant to the Registration Rights Agreement, each of Newmont Goldcorp and the Subsidiary Guarantor agreed, among other things, to use their commercially reasonable efforts (i) to file, no later than 180 days after April 22, 2019 (the “Settlement Date”), a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the New Newmont Notes of each series for exchange notes of the same series, which will have terms identical in all material respects to such New Newmont Notes, except that the exchange notes will not contain transfer restrictions, (ii) to cause such exchange offer registration statement to be declared effective within 255 days after the Settlement Date, (iii) to keep such exchange offer registration statement effective until the closing of the exchange offers and (iv) subject to certain limitations, cause the exchange offers to be consummated not later than 365 days following the Settlement Date.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the entire text of such agreement, a copy of which is filed as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Remaining Existing Goldcorp Notes

Following the consummation of the Exchange Offers, Goldcorp had outstanding approximately (i) $77,537,000 in aggregate principal amount of the Existing Goldcorp 3.625% 2021 Notes, (ii) $189,724,000 in aggregate principal amount of the Existing Goldcorp 3.700% 2023 Notes and (iii) $6,356,000 in aggregate principal amount of the Existing Goldcorp 5.450% 2044 Notes. The Existing Goldcorp Notes are the senior unsecured obligations of Goldcorp.

Important Legal Information

This Current Report on Form 8-K does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, purchase or sale would be unlawful. The Exchange Offers were made solely pursuant to an offering memorandum and consent solicitation statement and only to such persons and in such jurisdictions as is permitted under applicable law. The securities have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of such offering memorandum and consent solicitation statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 22, 2019, by and among Newmont Goldcorp Corporation, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A.
4.2	Form of 3.625% Notes due 2021 (included as part of Exhibit 4.1).
4.3	Form of 3.700% Notes due 2023 (included as part of Exhibit 4.1).
4.4	Form of 5.450% Notes due 2044 (included as part of Exhibit 4.1).
4.5	Registration Rights Agreement, dated as of April 22, 2019, by and among Newmont Goldcorp Corporation, Newmont USA Limited, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT GOLDCORP CORPORATION

Date: April 23, 2019	By:	/s/ Logan Hennessey
Name: Logan Hennessey
Title: Vice President, Associate General Counsel and Corporate Secretary